EXHIBIT 23.1

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated April 22, 1997, accompanying the consolidated financial statements and schedules of Countrywide Credit Industries, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended February 28, 1997, which is incorporated by reference in Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-37047) (the "Amendment"). We consent to the incorporation by reference in the Amendment of the aforementioned report.

GRANT THORNTON LLP

/s/GRANT THORNTON LLP
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Los Angeles, California
November 18, 1997